EXHIBIT 99.1

PROXY	BOTH, INC.	PROXY

SPECIAL MEETING OF SHAREHOLDERS

[Day], [Date], 2006

         A/P.M., LOCAL TIME

The Inn of the Hills

1001 Junction Highway, Kerrville, Texas 78028

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints              and             , or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of the common stock of BOTH, Inc. that the undersigned is entitled to vote at the Special Meeting of the Shareholders of BOTH, to be held at [•] a/p.m., local time, at The Inn of the Hills located at 1001 Junction Highway, Kerrville, Texas 78028, on [day], [date], 2006 at any adjournment thereof, with all the powers which the undersigned would possess if personally present at the meeting.

The undersigned hereby instructs the proxies to vote in accordance with the instruction marked on the reverse side in regard to the following proposal:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated July 25, 2006, as amended, by and between Sterling Bancshares, Inc. and BOTH, Inc. which provides for the merger of BOTH with and into Sterling but, if no instruction is marked on the reverse side, to vote “FOR” approval of the agreement and plan of merger.

The undersigned hereby acknowledges receipt of the notice of meeting and the proxy statement/ prospectus dated             , 2006, relating to the special meeting of shareholders. The agreement and plan of merger being voted on at the special meeting is attached to the proxy statement/prospectus as Appendix A.

Please Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

(Continued—To Be Signed On Reverse Side)

The Board of Directors recommends a vote “FOR” Proposal 1.

PROPOSAL 1:

To approve and adopt the Agreement and Plan of Merger dated July 25, 2006, as amended, by and between Sterling Bancshares, Inc. and BOTH, Inc. in the form attached as Appendix A to the Proxy Statement / Prospectus dated , 2006.	FOR	AGAINST	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS CONTAINED HEREIN. All prior proxies are hereby revoked.

Signature(s)

Dated , 2006

Please sign exactly as your name(s) appear(s) on this Proxy. If held by more than one owner, each owner must sign. Trustees, administrators, etc. should include full title. A corporation should provide its full name and the title of the authorized officer signing this Proxy.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE ENCLOSED ENVELOPE.